UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 20, 2015

Commission File No. 0-19341

BOK FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	73-1373454
(State or other jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma	74192
(Address of Principal Executive Offices)	(Zip Code)

(918) 588-6000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 502(b) and (c).     Departure of Officers; Departure of Directors; Appointment of Certain Officers.

On March 16, 2015, Daniel H. Ellinor resigned as Senior Executive Vice President and Chief Operating Officer of BOK Financial Corporation and BOKF, NA. Stacy C. Kymes, the current Chief Credit Officer, has been named to the new role of Executive Vice President, Corporate Banking, and Norman P. Bagwell, Executive Vice President, Regional Banks, will maintain his existing role but gain additional responsibilities. Additional details may be found in the press release attached as Exhibit 99(a) to this report which is hereby incorporated herein by reference.

Additionally, on March 16, 2015, Mr. Ellinor respectfully resigned from the Board of Directors of BOK Financial and BOKF, NA, and will not stand for re-election to the Boards at BOK Financial’s annual meeting on April 28, 2015.

ITEM 9.01.     Financial Statements and Exhibits.

(a) Exhibits

99	Text of Press Release, dated March 20, 2015 titled “BOK Financial announces resignation of chief operating officer; Organizational changes planned in Commercial Banking and Credit”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOK FINANCIAL CORPORATION

By: /s/ Steven E. Nell
Steven E. Nell
Executive Vice President
Chief Financial Officer

Date: March 20, 2015